Earth Science Tech Inc. (ETST) Files a Motion for Preliminary Injunction Against Majorca Group Ltd.

DORAL, Florida (November 8, 2019) – Earth Science Tech Inc. (OTCQB: ETST) (“ETST” or the “Company”), an innovative biotech company focused on the cannabidiol (CBD), nutraceutical and pharmaceutical fields, medical devices, and research and development, filed a motion for preliminary injunction against Majorca Group Ltd. in the 8th Judicial District in Clark County, Nevada on November 7, 2019. The filing requests a show cause hearing whereby the Company will request the Court grants it motion to cancel certain shares and class of stock and to nullify certain amendments of the Articles of Incorporation. Specifically, the Company is asking that Majorca Group Ltd. be restricted from selling, transferring, converting, encumbering, hypothecating, obtaining loans against or in any fashion or in any way transferring their shares of common and preferred stock in the Company. Additionally, the motion seeks a Freezing Injunction over any broker, bank, any financial institution, attorney, or agent holding shares of the Company as well as any proceeds from shares of the Company.

About Earth Science Tech Inc. (ETST)

Earth Science Tech Inc. (“ETST”) offers the highest purity and quality high-grade full spectrum cannabinoid oil on the market. There are positive results in studies on breast cancer and immune cells through the University of Central Oklahoma, in addition to studies through DV Biologics that prove the Company’s CBD oil formulation lowers cortisol and functions as a neuro-protectant, with positive result case studies through key health organizations. ETST formulates, markets and distributes the CBD oil used for its studies to the public, offering the most effective quality of CBD on the market.

To learn more, please visit: www.EarthScienceTech.com.

ETST currently has two wholly owned subsidiaries and a favored entity focused on developing its role as a world leader in the CBD space, expanding its work in the pharmaceutical and medical device sectors. These include:

Earth Science Pharmaceutical Inc.

Earth Science Pharmaceutical (“ESP”) is a wholly owned subsidiary of Earth Science Tech, committed to the development of low-cost, non-invasive diagnostic tools, medical devices, testing processes and vaccines for sexually transmitted infections and/or diseases. ESP’s CEO and chief science officer, Dr. Michel Aubé, is leading the Company’s research and development efforts. The Company’s first medical device, Hygee™, is a home kit designed for the detection of STIs, such as chlamydia, from a self-obtained gynecological specimen. ESP is working to develop and bring to market medical devices and vaccines that meet the specific needs of women. To learn more please visit: www.EarthSciencePharmaceutical.com.

Cannabis Therapeutics Inc.

Cannabis Therapeutics (“CTI”) is a wholly owned subsidiary of Earth Science Tech Inc., poised to take a leadership role in the development of new, leading-edge cannabinoid-based pharmaceutical and nutraceutical products. CTI is invested in research and development to explore and harness the medicinal power of cannabidiol. To learn more please visit: www.CannabisThera.com.

Earth Science Foundation Inc.

Earth Science Foundation (“ESF”) is a favored entity of Earth Science Tech Inc. ESF is in the process of becoming a nonprofit organization to accept grants and donations to conduct further studies and help donate Earth Science Tech’s effective CBD products to those in need. To learn more please visit: www.ETSTFoundtion.org.

SAFE HARBOR ACT: Forward-Looking Statements are included within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, listing on the CSE, including words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements and involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact:

www.EarthScienceTech.com

Nickolas S. Tabraue

President, Director & Chairman

305.615.2118 Office